EXHIBIT 5.1


                           Lindquist & Vennum P.L.L.P.
                                 4200 IDS Center
                             80 South Eighth Street
                              Minneapolis MN 55420

                                October 15, 2001

MedAmicus, Inc.
15301 Highway 55 West
Minneapolis, MN 55447

     Re:     Registration of Common Stock, $.01 par value on Form S-3

Ladies and Gentlemen:

     We have acted as counsel to MedAmicus, Inc., a Minnesota corporation (the "Company"), in connection with the Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Registration Statement"), of up to 444,422 shares of its common stock, $.01 par value of the Company (the "Securities"). Of the Securities, 68,027 shares were issued to Med-Design Corporation in connection with that certain Addendum Number One to Development and Licensing Agreement dated September 7, 2001 and 376,395 shares were issued or are issuable upon exercise of warrants to purchase common stock.

     You have requested our opinion in connection with the registration of the Securities covered by the Prospectus, contained in the Registration Statement (the "Prospectus"). Please be advised that as counsel to the Company, upon examination of such corporate documents and records as we have deemed necessary or advisable for the purposes of this opinion, it is our opinion that:

1. The Company is a validly existing corporation in good standing under the laws of the State of Minnesota.
2. The Common Stock issued by the Company is validly issued, fully paid and non-asssessable securities of the Company.
3. The Common Stock to be issued by the Company, upon proper exercise of the Warrant and payment of the exercise price therefore, will be validly issued, fully paid and non-asssessable securities of the Company.

     For the purposes of this opinion, we are assuming the proper exercise of the Warrants and all certificates evidencing the Common Stock, and that the appropriate certificates are duly filed and recorded in every jurisdiction in which such filing or recordation is required in accordance with the laws of such jurisdictions. We express no opinion as to the laws of any state or jurisdiction other than Minnesota.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading "Legal Opinions" in the Prospectus comprising a part of the Registration Statement.


                                        Very truly yours,

                                        LINDQUIST & VENNUM P.L.L.P.